Exhibit 10.18

Amendment No. 1 to the Ballantyne Strong, Inc.
Non-Employee Directors Restricted Stock Plan

The Ballantyne Strong, Inc. Non-Employee Directors Restricted Stock Plan (the “Plan”) is hereby amended as follows:

1.                                       The first sentence of Section 4(a) of the Plan is amended to read as follows:

“(a)                            Subject to adjustments provided in Section 4(b) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 250,000 Shares.”

2.                                       All other terms, conditions and provisions of the Plan remain the same.

Dated this 21st day of May, 2009.

Ballantyne Strong, Inc.

By:	/s/ John P. Wilmers
John P. Wilmers, President

Attest:

I hereby certify that the above Amendment No. 1 to the Ballantyne Strong, Inc. Non-Employee Directors Restricted Stock Plan was approved by the Board of Directors of the Corporation at a regular, quarterly meeting of the Board of Directors duly called and held on the 31st day of March, 2009, and was approved by the Stockholders at the annual meeting of the Stockholders held on the 21st day of May, 2009.

Dated at Omaha, Nebraska on this 21st day of May, 2009.

/s/ Kevin Herrmann
Kevin Herrmann, Secretary